Exhibit 23.2

                          Independent Auditors' Consent

     We consent to the incorporation by reference in this Registration Statement of Buffets, Inc. on Form S-8 of our report dated February 15, 1999, incorporated by reference in the Annual Report on Form 10-K of Buffets, Inc. for the fiscal year ended December 30, 1998.



/s/ Deloitte & Touche LLP
-------------------------
Minneapolis, Minnesota
February 8, 2000